EXHIBIT 23.7

January 19, 2007

El Capitan Precious Metals Inc.
Suite 216
14301 N. 87th Street
Scottsdale, AZ 85260

Gentlemen:

The undersigned, Michael P.Thomas, dba M.H.S. Research ("MHS"), a sole proprietorship located in Lakewood, Colorado, of which the undersigned is the principal scientist and sole proprietor of MHS,  hereby consents to the use in this Post-Effective Amendment No. 1 to the Registration Statement of El Capitan Precious Metals, Inc. on Form SB-2 of the reference to M.H.S. Research and the undersigned in the Registration Statement, including in the sections entitled “Business” and “Experts.”

I also confirm that I have read each of the references to M.H.S. Research and the undersigned in the Registration Statement and concur with such statements. In giving this consent, M.H.S. and the undersigned do not admit that either is within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Sincerely,

/s/ Mike Thomas
Mike Thomas